EXHIBIT 10.1

              TRANSFER OF ASSETS AGREEMENT BETWEEN CRYSTALIX GROUP
                        INTERNATIONAL AND MARC JANSSENS



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                          TRANSFER OF ASSETS AGREEMENT
                      BETWEEN CRYSTALIX GROUP INTERNATIONAL
                          AND MARC JANSSENS ("PARTIES")

This Assets Agreement ("Agreement") is dated for reference purposes only as of October 21, 2005, and is effective as of the date all parties sign Agreement ("Effective Date"). This Agreement is between Crystalix Group International, Inc. ("Company") a Nevada corporation having an office located at 1181 Grier Dr., Ste. B, Las Vegas, NV 89119, and Marc Janssens ("Janssens").

                               FACTUAL BACKGROUND

      A.  Company desires return of stock and Janssens desires to return stock.
      B. Janssens desires to certain assets from Company and Company desires to transfer to Janssens same certain assets.
      C.  Company and Janssens desire to agree as set forth below.
      D.
      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and understandings herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1) FACTUAL BACKGROUND. The above-listed Factual Background is incorporated into this Agreement in its entirety and expressly made a part of this Agreement. All dollar amounts are in United States Dollars, unless expressly written as otherwise. Without prejudice to any other rights of Company under this Agreement, time is of the essence regarding all payments due under this Agreement. All information Parties must provide under this Agreement must be in English.

2)    COMPANY AGREES.  The Company will:
      A) To provide to the Berlin office, one refurbished Mark II in good working order for Janssens.
      B) To provide the additional parts necessary to the Berlin office to convert the Mark II to a Portrait machine equal to the machines currently in use at our Las Vegas facility.
      C) Ship to Berlin office for Janssens one Geometrix Camera, laptop and software in good working order.

3)    JANSEENS AGREES.  Janssens will:
      A) Return to Company; Common Stock Certificate and Originally Signed Stock Transfer Form for #3053 representing 2,796,000 shares, and Originally Signed Stock Transfer Form for Certificate #P1017 representing 110,000 Preferred Shares of Company.
      B)  Resign any and all positions as an officer and director of Company.



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3)    ENTIRE  AGREEMENT;  MODIFICATION AND WAIVER.  This Agreement  contains the complete and exclusive statement of this Agreement between the parties with respect to the subject matter hereof, and supersedes any previous
      understandings,   communications,   commitments  or  agreements,  oral  or
      written. This Agreement may not be changed in any respect except by a writing duly executed and delivered by Company and Janssens. No term or condition of this Agreement will be considered as waived unless such waiver is in writing and duly executed by an officer or duly authorized representative of the waiving party. Any waiver by either party of a breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of this Agreement.

4) GOVERNING LAW; JURISDICTION AND VENUE. This Agreement and all questions relating to its validity, interpretation, performance ad enforcement (including, without limitation, provisions concerning limitations of action), will be governed by and construed in accordance with the laws of the state of Nevada. In the event of any dispute arising under this Agreement, exclusive jurisdiction and venue shall be in the state and federal courts located in Clark County, Nevada.

5)    NOTICES.  Any  notice,  consent,   approval,   request,  demand  or  other
      communication required or permitted under this Agreement must be in writing to be effective and will be deemed delivered and received when:
      (a) personally delivered or if delivered by facsimile, when electronic confirmation is actually received by the party to whom notice was sent, or
      (b) if delivered by mail whether actually received or not, at the close of business on the third business day following the day when placed in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, at the addresses set forth below (or to such other address as any party will specify by written notice so given), and will be deemed to have been delivered as of the date so personally delivered or mailed. The address of Company for purposes of this paragraph is as follows:

                               Company:
                                   Crystalix Group International, Inc.
                                   1181 Grier Drive
                                   Suite B
                                   Las Vegas, Nevada 89119
                                   Attention: Doug Lee
                                   Facsimile: (702) 740-4611

                                   Janssens:         (NEED ADDRESS)


6) ATTORNEYS' FEES AND COSTS. If any legal action or any other proceeding is brought for the enforcement of this Agreement, or if a dispute arises under this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees


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      and other  costs  incurred  in that action or proceeding,  in  addition to any other relief to which it may be entitled.

7) SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement will be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances will not have the effect of rendering such provisions illegal, inoperative, unenforceable or invalid in any other case or of rendering any other provisions of this Agreement illegal, inoperative, unenforceable or invalid.

8) CAPTIONS. The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Agreement.

9) CONSTRUCTION. For purposes of this Agreement, the language of the contract will be deemed to be the language of both parties and neither party will be construed as the drafter.

All facsimile signatures hereon will be deemed original for all purposes.

IN WITNESS WHEREOF, the parties hereto acknowledge their acceptance to the express terms and conditions contained in this Agreement by affixing their respective signatures below.

COMPANY:                          CRYSTALIX GROUP INTERNATIONAL, INC.


                                  By:      /s/ DOUGLAS E. LEE
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                                  Its:           PRESIDENT
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                                  Date:    OCTOBER 22, 2005
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                                  Witness: /s/ JOHN RASMUSSEN 10-22-05
                                  Print
                                  Name:         JOHN RASMUSSEN
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JANSSENS:                         MARC
                                  JANSSENS:      /s/ MARC JANSSENS
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                                  Date:    OCTOBER 22/ 2005
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                                  Witness: /s/ BIONDOLILLO DEBORATL
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                                  Print
                                  Name:         BIONDOLILLO DEBORATL
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